                                                                      EXHIBIT 16

Exhibit 16


             SCHEDULE FOR COMPUTATION OF PERFORMANCE CALCULATIONS

CUMULATIVE TOTAL RETURNS and their income and capital components are described in the Trust's Statement of Additional Information, and are based on the net asset values, dividends, capital gain distributions and reinvestment prices of the historical period covered. Cumulative total returns may include or omit the effect of sales charges and/or fees on redemption and the effect of reinvestment of income or capital gain distributions and of subsequent investments or redemptions.

AVERAGE ANNUAL RETURNS are calculated according to the following formula:

     Average Annual Return = [(1 + Cumulative Return) /1/n/] - 1

     [where n = the number of years in the base period]

The 7-DAY YIELD AND EFFECTIVE YIELD are calculated according to the methods prescribed in Form N-1 A Item 22(a)(i) and (ii).

The 7-DAY YIELD is calculated according to the following formula:

     7-Day Yield = (Base Period Return) X (365/7)

The EFFECTIVE YIELD is calculated according to the following formula:

     Effective Yield = [(Base Period Return + 1) /365/7/] - 1

The TAX-EQUIVALENT YIELD is calculated according to the following formula:

     Tax-Equivalent Yield = (yield)/(1 - [tax rate])

     [where the tax rate is expressed in decimal notation (i.e. 28% = 0.28)]

For any municipal portfolio that invests a portion of its assets in obligations subject to state taxes, the tax equivalent yield is adjusted to reflect these investments.

The 30-DAY DISTRIBUTION RATE is calculated by dividing distributions per share by net asset values per share:

     Yield = 2[(a -b/cd + 1)/6/- 1]

Data and calculations for 30-DAY YIELDS using the method prescribe in Form N-1 A
Item 22(b) will be filed by amendment.



             SCHEDULE FOR COMPUTATION OF PERFORMANCE CALCULATIONS

Relative Volatility, Beta, Alpha, R/2/ and Return per Unit of Risk use Portfolio whose income and capital components are described in the Portfolio's Statement of Additional Information, and are based on the net asset values, dividends, capital gain distributions and reinvestment prices of the historical period covered.

1 .  Relative Volatility

     The formula for Relative Volatility is:

               y/2/-n(y)/2/
         y =  --------------
                    n-1
          ____________________

               x/2/-n(x)/2/
         x =  --------------
                  n-1


     Where:
     y = the standard deviation of the portfolio's returns x = the standard deviation of the market's returns x = the market's return for the |th period y = the portfolio's return for the |th period n = the number of periods y = average one month return to the portfolio x = average one month return to the market index

     * period equals month

2.   * Beta

     The formula that calculates Beta is:

                    nxy -(xy)
          * =    ------------------
                   n(x)/2/-(x)/2/

    Where:
    x = the market's return for the |th period y = the portfolio's return for the |th period n = the number of periods

    * period equals month

3.    Alpha

The formula for alpha is:

                  y-*x
             = --------------
                    n

     Where:
     * = the portfolio's Beta
     x = the market's return for the |th period y = the portfolio's return for the |the period n = the number of periods

     * period equals month

4.   R/2/

     The formula for R/2/ is:

                    (+ *x-y)/2/
          R/2 / = --------------
                    (y - y)/2/

     Where:
     x = the portfolio's Alpha
     * = the portfolio's Beta
     x = the market's return for the |th period y = the portfolio's return for the |th period y = the average one month return of the portfolio

     * period equals month

5.   Return per Unit of Risk

     The formula for Return per Unit if Risk is:

                ry
           ----------

               P

Where:

ry = the average annual no-load return to the portfolio over a historical time period (usually the annual 36 month total return)

  =  the standard deviation of the portfolio's return over 36 months
P =  the annualization factor for , where P is the number of periods in the year


6.   Long-Term Moving Average            MA\\n\\ = (ADJ|)/n

     Where:
     MA\\n\\= Moving Average for the nth week.
     ADJ| = Closing Adjusted NAV for the |the week, and n = #of weeks, 13 for 13 week Moving Average.
              39 for 39 week Moving Average.


     Short-Term Moving Average         MAn\ = (ADJ|)/n

     Where:
     MA\\n\\ = Moving Average for the nth day
     ADJ| = Closing Adjusted NAV for the |th day, and n = # of Days, 65 for 13 week Moving Average.
               195 for 39 week Moving Average.

     Relative, Weekly    WR| =ADJ|/ADJl|

     Where:
     WR| = the relative for the |th week.
     ADJ| = the fund's closing adjusted NAV for the |th week, and ADJl| = the index's closing adjusted NAV for the |th week.

For the daily relative, substitute the word day for week in the preceding definitions.

     5 Week Momentum Indicator       M| = ( ( ADJ|/ADJl\\|-5\\) - 1)*100

     Where:
     M| = the 5 week momentum for the |th week
     ADJ| = the fund's closing adjusted NAV for the |th week, and ADJl\\|-5\\ = the fund's closing adjusted NAV for week, five weeks
previously.


8. Adjusted Indices

(1)  DF\\1\\ =   (V1 / So) - P\\1\\

   Where DF\\1\\, = The index's dividend factor for Month 1.

    V\\1\\ = the value of an investment in the index at the end of month 1.

    So = the number of shares held in the index at the end of month 0, and

    P\\1\\= the index's closing NAV for the last business day in month 1.

Please also take note of the following variables:

   TR\\1\\ = The index's one month total return for Month 1.

    Vo = the value of an investment in the index at the end of month 0, and

    Po = the index's closing NAV for the last business day in month 0.


  Then,

(2)      V\\1\\ =  (1 + (TR\\1\\ / 100) )* Vo, and

(3)      Vo = So * Po, therefore

(4)      DF\\1\\=  (((1+ (TR\\1\\/100))*          (So*Po)) / So) -P\\1.\\

         Formula 4 simplifies to

(5)      DF\\1\\ =((1 + ( TR\\1\\/ 100))*Po) - P\\1\\


Formula 5 is the formula used to calculate the monthly dividend factors for the S&P 500 for the months between February 1970 and the present. TR1 is the cumulative one month return to the S&P 500 as published by Standard and Poor's.

Formula 5 is also used to calculate the dividend factors for the Toronto Stock Exchange 300 and the Morgan Stanley EAFE, Europe, Pacific, & World Indices is the same; however, their total returns must first be calculated. This is straightforward because two versions of these indices exist, the usual daily price index and a monthly total return index. The latter includes the reinvestment of dividends net of any foreign withholding taxes. Both the daily and the monthly are quoted in terms of U.S. dollars. The formula used for calculating one of these indices total returns is:

(6)     TR\\1\\ =  ((M\\1\\/ Mo ) - 1)*   100

     Where TR\\1\\ = The index's total return for Month 1.

     M\\1\\ = The value of the total return index for Month 1.

     Mo = The value of the total return index for Month 0.

   Two indices whose adjusted NAVs are used instead of monthly dividend factors are the NASDAQ Composite Index and the Russell 2000 Index. For the former, no adjustment is made. The raw NAV is used. For the latter, NAVs are adjusted for dividends for all but the most recent month.

   Like the international indices, the Russell 2000 also exists as a total return index and a price index. The total return index, however, has a value for every business day of the month and not just at the month's end. The total return index is used as the adjusted NAVs for all but the most recent month.



(7)  K\\l\\ = R\\l-1\\/ P\\l-1\\

     Where:
     K\\l\\ = The scaling constant for month 1, the last month.

     R\\l-1\\ = The daily value of the total return index for the last day of the second to last month.

     P\\l-1\\ = The daily value of the price index for the same day, and


     ADJ| = K*P|

     Where:
     ADJ| = The adjusted NAV for the |th day in the last month.

       P| = The value of the price index on the |th day of the last month.


(9) Adjusted Net Asset Values

                     Following Day Dividend + Following Day Cap. Gains
Current Day Factor = _________________________________________________   + 1
Following Day Factor

                         Following Day NAV

     Where:

     Following Day Factor = 1.0 until the day preceding the first distribution.


                           Current Day NAV
          Adjusted NAV = ____________________

                          Current Day Factor